Exhibit 99.1

Credo Technology Group Holding Ltd Reports Fourth Quarter and Fiscal Year 2024
Financial Results

San Jose, Calif. (May 29, 2024) - Credo Technology Group Holding Ltd (Nasdaq: CRDO) (“Credo”), an innovator in providing secure, high-speed connectivity solutions that deliver improved energy efficiency, today reported financial results for the fourth quarter and full fiscal year 2024, ended April 27, 2024.

Fourth Quarter of Fiscal Year 2024 Financial Highlights

•Revenue of $60.8 million grew by 89.4% year over year
•GAAP gross margin of 65.8% and non-GAAP gross margin of 66.1%
•GAAP operating expenses of $47.8 million and non-GAAP operating expenses of $32.7 million
•GAAP net loss of $10.5 million and non-GAAP net income of $11.8 million
•GAAP diluted net loss per share of $0.06 and non-GAAP diluted net income per share of $0.07
•Ending cash and short-term investment balance of $410.0 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “In fiscal 2024, Credo achieved record revenue of $193.0M, with strong contributions from each of our product and license categories. The Company’s success in fiscal 2024 was primarily driven by our customers’ AI deployments. Looking forward, we anticipate accelerating demand for AI infrastructure. We believe customers will continue to choose Credo for their most complex connectivity needs, due to our customer centric focus on innovative, high-performance and energy-efficient solutions.”

First Quarter of Fiscal Year 2025 Financial Outlook

•Revenue is expected to be between $58.0 million and $61.0 million
•GAAP gross margin is expected to be between 62.3% and 64.3%, and non-GAAP gross margin is expected to be between 63.0% and 65.0%
•GAAP operating expenses are expected to be between $49.4 million and $51.4 million, and non-GAAP operating expenses are expected to be between $35.0 million and $37.0 million

Webcast and Conference Call Information

Credo will conduct a conference call on Wednesday, May 29, 2024, at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter and fiscal year 2024, ended April 27, 2024. Interested parties may join the conference call by registering online at https://register.vevent.com/register/BI4d5e6455e2a74e7cb96ee9a521f664fb. After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/. A replay of the webcast will be available via the web at http://investors.credosemi.com/.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 23, 2023, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	April 27, 2024	January 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
Revenue:
Product sales	$40,798	$39,975	$23,830	$145,048	$141,475
Product engineering services	3,341	11,830	2,571	19,898	10,780
IP license	16,643	1,253	5,687	28,024	31,939
Total revenue	60,782	53,058	32,088	192,970	184,194
Cost of revenue:
Cost of product sales revenue	20,372	18,912	13,127	70,498	75,143
Cost of product engineering services revenue	290	1,471	226	2,225	972
Cost of IP license revenue	154	117	150	816	1,885
Total cost of revenue	20,816	20,500	13,503	73,539	78,000
Gross profit	39,966	32,558	18,585	119,431	106,194
Operating expenses:
Research and development	26,921	24,236	21,403	95,531	76,774
Selling, general and administrative	20,161	14,233	13,574	60,193	48,248
Impairment charges	765	—	—	765	2,407
Total operating expenses	47,847	38,469	34,977	156,489	127,429
Operating loss	(7,881)	(5,911)	(16,392)	(37,058)	(21,235)
Other income, net	5,163	4,291	1,703	14,313	3,321
Loss before income taxes	(2,718)	(1,620)	(14,689)	(22,745)	(17,914)
Provision (benefit) for income taxes	7,759	(2,048)	1,248	5,624	(1,367)
Net income (loss)	$(10,477)	$428	$(15,937)	$(28,369)	$(16,547)
Net income (loss) per share:
Basic	$(0.06)	$—	$(0.11)	$(0.18)	$(0.11)
Diluted	$(0.06)	$—	$(0.11)	$(0.18)	$(0.11)
Weighted average shares used in computing net income (loss) per share:
Basic	163,677	157,155	148,212	155,091	146,556
Diluted	163,677	167,160	148,212	155,091	146,556

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	April 27, 2024	April 29, 2023
Assets
Current assets:
Cash and cash equivalents	$66,942	$108,583
Short-term investments	343,061	109,228
Accounts receivable	59,662	49,541
Inventories	25,907	46,023
Contract assets	21,562	9,445
Prepaid expenses and other current assets	13,131	5,412
Total current assets	530,265	328,232
Property and equipment, net	43,665	40,222
Right-of-use assets	13,077	14,860
Other non-current assets	14,925	13,975
Total assets	$601,932	$397,289
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$13,417	$6,067
Accrued compensation and benefits	9,000	6,471
Accrued expenses and other current liabilities	18,301	14,454
Deferred revenue	3,902	4,040
Total current liabilities	44,620	31,032
Non-current operating lease liabilities	11,133	12,869
Other non-current liabilities	5,981	5,753
Total liabilities	61,734	49,654
Shareholders' equity:
Ordinary shares	8	7
Additional paid-in capital	676,054	454,795
Accumulated other comprehensive loss	(519)	(191)
Accumulated deficit	(135,345)	(106,976)
Total shareholders' equity	540,198	347,635
Total liabilities and shareholders' equity	$601,932	$397,289

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP Results (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Year Ended
	April 27, 2024	January 27, 2024	April 29, 2023	April 27, 2024	April 29, 2023
GAAP gross profit	$39,966	$32,558	$18,585	$119,431	$106,194
Reconciling item:
Share-based compensation	234	458	83	1,131	634
Total reconciling item	234	458	83	1,131	634
Non-GAAP gross profit (A)	$40,200	$33,016	$18,668	$120,562	$106,828

GAAP gross margin	65.8%	61.4%	57.9%	61.9%	57.7%
Non-GAAP gross margin	66.1%	62.2%	58.2%	62.5%	58.0%

Total GAAP operating expenses	$47,847	$38,469	$34,977	$156,489	$127,429
Reconciling items:
Share-based compensation	(14,344)	(7,874)	(7,827)	(37,891)	(22,882)
Impairment and related charges	(765)	—	—	(765)	(4,151)
Total reconciling items	(15,109)	(7,874)	(7,827)	(38,656)	(27,033)
Total Non-GAAP operating expenses (B)	$32,738	$30,595	$27,150	$117,833	$100,396

GAAP operating loss	$(7,881)	$(5,911)	$(16,392)	$(37,058)	$(21,235)
Non-GAAP operating income (loss) (A-B)	$7,462	$2,421	$(8,482)	$2,729	$6,432

GAAP operating loss margin	(13.0)%	(11.1)%	(51.1)%	(19.2)%	(11.5)%
Non-GAAP operating income (loss) margin	12.3%	4.6%	(26.4)%	1.4%	3.5%

GAAP net income (loss)	$(10,477)	$428	$(15,937)	$(28,369)	$(16,547)
Reconciling items:
Share-based compensation	14,578	8,332	7,910	39,022	23,516
Impairment and related charges	765	—	—	765	4,151
Pre-tax total reconciling items	15,343	8,332	7,910	39,787	27,667
Other income tax effects and adjustments	6,940	(2,438)	2,299	3,152	(2,433)
Non-GAAP net income (loss)	$11,806	$6,322	$(5,728)	$14,570	$8,687

GAAP weighted average shares - basic	163,677	157,155	148,212	155,091	146,556
GAAP weighted average shares - diluted	163,677	167,160	148,212	155,091	146,556
Non-GAAP adjustment	15,463	4,218	—	15,053	14,427
Non-GAAP weighted average shares - diluted	179,140	171,378	148,212	170,143	160,983

GAAP diluted net income (loss) per share	$(0.06)	$—	$(0.11)	$(0.18)	$(0.11)
Non-GAAP diluted net income (loss) per share	$0.07	$0.04	$(0.04)	$0.09	$0.05

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Three Months Ended August 3, 2024
	Low	High

GAAP gross margin	62.3%	64.3%
Reconciling item:
Share-based compensation	0.7%	0.7%
Total reconciling item	0.7%	0.7%
Non-GAAP gross margin	63.0%	65.0%

Total GAAP operating expenses	$49.4	$51.4
Reconciling item:
Share-based compensation	14.4	14.4
Total reconciling item	14.4	14.4
Total non-GAAP operating expenses	$35.0	$37.0